As filed with the Securities and Exchange Commission on February 22, 2008

Registration No. 333-124416

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-124416

Under

The Securities Act of 1933

ALABAMA NATIONAL BANCORPORATION

(Exact name of registrant as specified in its charter)

Delaware	63-1114426
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1927 First Avenue North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip code)

Alabama National BanCorporation

Employee Capital Accumulation Plan

(Full Title of Plan)

John H. Holcomb, III

Chairman and Chief Executive Officer

1927 First Avenue North

Birmingham, AL 35203

(205) 583-3600

(Name and address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Christopher B. Harmon, Esq.

Maynard, Cooper & Gale, P.C.

1901 Sixth Avenue North

Suite 2400

Birmingham, Alabama 35203

(205) 254-1000

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment relates to the following registration statement on Form S-8 (the “Registration Statement”), filed by Alabama National BanCorporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission, registering shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”) and plan interests:

File No. 333-124416, filed on April 28, 2005, registering 300,000 shares of Common Stock and an indeterminate amount of plan interests.

Promptly following the filing of this post-effective amendment, it is expected that the Company will merge with and into RBC Centura Banks, Inc., with RBC Centura Banks, Inc. as the surviving corporation. The offering pursuant to the Registration Statement has been terminated as a result of such merger or otherwise. In accordance with the undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 1 and hereby removes from registration all shares of Common Stock and plan interests that remain unsold under the Registration Statement. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 22nd day of February, 2008.

ALABAMA NATIONAL BANCORPORATION

By:	/s/ John H. Holcomb, III
John H. Holcomb, III
Its Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John H. Holcomb, III	Chairman and Chief Executive Officer	February 22, 2008
John H. Holcomb, III	(principal executive officer)

*	Vice Chairman and Director	February 22, 2008
Dan M. David

/s/ Richard Murray, IV	President, Chief Operating Officer and	February 22, 2008
Richard Murray, IV	Director

/s/ William E. Matthews, V	Executive Vice President and Chief	February 22, 2008
William E. Matthews, V	Financial Officer

/s/ Shelly S. Williams	Senior Vice President and Controller	February 22, 2008
Shelly S. Williams

*	Director	February 22, 2008
W. Ray Barnes

*	Director	February 22, 2008
John D. Johns

*	Director	February 22, 2008
Griffin A. Greene

*	Director	February 22, 2008
John J. McMahon, Jr.

*	Director	February 22, 2008
C. Phillip McWane

*	Director	February 22, 2008
William D. Montgomery

*	Director	February 22, 2008
G. Ruffner Page, Jr.

*	Director	February 22, 2008
John M. Plunk

*	Director	February 22, 2008
W. Stancil Starnes

* By:	/s/ John H. Holcomb, III
John H. Holcomb, III
Attorney-in-fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, Alabama National BanCorporation has duly caused this Post-Effective Amendment No. 1 to be signed on the Plan’s behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on February 22, 2008.

ALABAMA NATIONAL BANCORPORATION

By:	/s/ John H. Holcomb, III
John H. Holcomb, III
Chairman and Chief Executive Officer